EXHIBIT 10.5

EXECUTION VERSION

THE WARRANTS AND THE SECURITIES REPRESENTED BY THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL APPLY.

This WARRANT AGREEMENT (this “Agreement”) dated as of April 16, 2022 (the “Effective Date”), is entered into by and between Redbox Entertainment Inc., a Delaware corporation, as issuer (the “Company”) and HPS Lenders (such entities, or their successors or permitted assignees, each a “Holder”, and collectively, the “Holders”).

W I T N E S S E T H

WHEREAS, on April 15, 2022, Redwood Intermediate, LLC, a subsidiary of the Company, and its subsidiaries Redbox Automated Retail, LLC, as Borrower (the “Borrower”) and Redbox Incentives, LLC, as Guarantor, entered into that certain Incremental Assumption and Amendment Agreement No. 6 (the “Sixth Incremental Amendment Agreement”) to the Credit Agreement originally dated October 20, 2017 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, pursuant to the Sixth Incremental Amendment Agreement, the Borrower requested that the Existing Credit Agreement be amended to permit, among other things, the establishment of the Sixth Amendment Incremental Revolving Commitments (as defined in the Sixth Incremental Amendment Agreement) in the aggregate principal amount of $50,000,000.

WHEREAS, as a material inducement and partial consideration to make certain amendments to the Existing Credit Agreement (as amended by the Sixth Incremental Amendment Agreement, the “Amended Credit Agreement”), the Company has agreed to issue on the Effective Date to the Holders certain warrants (the “Warrants”), that upon exercise initially entitle the Holders thereof to purchase, in the aggregate, up to 11,416,700 shares (the “Shares”) of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), at the Exercise Price (as defined below), on the terms and conditions and subject to the adjustments provided for in this Agreement.

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the Holders thereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.      Certain Defined Terms

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the preamble hereof.

“Board” means the board of directors of the Company.

“Business Day” means any date other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed.

“Cashless Exercise” has the meaning specified in Section 5(c)(ii) hereof.

“Common Stock” has the meaning specified in the preamble hereof.

“Company” has the meaning specified in the preamble hereof.

“Effective Date” has the meaning specified in the preamble hereof.

“Equity Interests” means, together, the Company’s outstanding shares of Common Stock, and outstanding shares of Class B common stock, par value $0.0001.

“Exchange Act” means the Securities Exchange Act of 1938, as amended.

“Exercise Price” means $0.0001, subject to adjustment as provided in Section 6 hereof.

“Expiration Date” has the meaning specified in Section 5(a) hereof.

“Holder” has the meaning specified in the recitals hereof.

“Market Price” means with respect to Common Stock or any Other Security (x) if the security is not listed or quoted on the NASDAQ Global Market, New York Stock Exchange, or a U.S. national or regional securities exchange, the average of the reported closing bid and asked prices of such security on such dates in the over-the-counter market or a comparable system as shown by a system of automated dissemination of quotations of securities prices then in common use comparable to the National Association of Securities Dealers, Inc. Automated Quotations System; provided, however, that if there is otherwise no established trading market for such security, then “Market Price” means the value of such Common Stock or Other Security as determined in good faith by the Board or (y) if the security is listed or quoted on the NASDAQ Global Market, New York Stock Exchange, or a U.S. national or regional securities exchange, the arithmetic average of the VWAP of a share or single unit of such securities for the last five trading days on which such security traded (or such lesser number of trading days as such security has been listed, quoted or traded) immediately preceding the date of measurement.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock.

“Other Securities” or “Other Security” means any stock (other than Common Stock) and other securities of the Company or any other Person that the Holder at any time shall be entitled to receive or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust or other entity.

“Securities Act” has the meaning specified in the preamble hereof.

“Shares” has the meaning specified in the recitals hereof, as may be adjusted in accordance with Section 6 hereof.

“Stockholders Agreement” means the Stockholders Agreement of the Company, dated as of October 22, 2021, among the Company and the stockholders party thereto.

“Valuation Firm” has the meaning specified in Section 14(a) hereof.

“VWAP” means for any trading day, the price for securities (including Shares) determined by the daily volume weighted average price per unit of securities for such trading day on the NASDAQ Global Market or New York Stock Exchange, as the case may be, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session), or if such securities are not listed or quoted on the NASDAQ Global Market, New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange on which such securities are then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day.

“Warrant Register” has the meaning specified in Section 2(a) hereof.

“Warrant Shares” has the meaning specified in Section 3(a) hereof.

“Warrants” has the meaning specified in the recitals hereof.

SECTION 2.      Registration.

(a)            Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants in book entry form, the Company shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Company by the Holder.

(b)            Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Physical Certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 3.      Issuance of Warrants; Form, Execution and Delivery.

(a)            Issuance of Warrants. The Company hereby issues and delivers the Warrants in the amounts and to the recipients specified in Schedule 1 hereto. Each Warrant entitles the Holder, upon proper exercise and payment of the Exercise Price, to receive from the Company, subject to adjustment as provided herein, one duly authorized and validly issued share of Common Stock. The Shares (as provided pursuant to Section 6 hereof) and/or Other Securities deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares”. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

(b)            Form of Warrant. Each Warrant shall be issued in registered form only, and, if a physical certificate (a “Physical Certificate”) is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one (1) or more book-entry certificates (each, a “Book-Entry Warrant Certificate”).

SECTION 4.      Transfer or Exchange. Each Holder may not sell, transfer, pledge, assign, encumber or otherwise dispose of all or any Warrant (including through the grant of participation interests) without the Company’s express written consent, except that the Warrants and the rights hereunder may be assigned or otherwise transferred by the Holder thereof to any one or more of its Affiliates without the Company’s consent so long as the Representations, Warranties and Covenants of the Holder set forth in Section 7 herein are true and correct with respect to the transferee Affiliate at and as of the date of such transfer. Subject to the conditions set forth in this Section 4, the Company shall from time to time, update Schedule 1 hereto and the Warrant Register to appropriately reflect any changes in ownership made pursuant to this Section 4.

SECTION 5.      Duration and Exercise of Warrants.

(a)            Duration of Warrants. A Warrant may be exercised at the election of the Holder at any time and from time to time only during the period (the “Exercise Period”) commencing on the Signing Deadline Date (as defined in the Amended Credit Agreement) if the Signing Event (as defined in the Amended Credit Agreement) shall have not occurred by the Signing Deadline Date and terminating at 5:00 p.m., New York City time on the date that is the five year anniversary of the Signing Date Deadline, provided that if such date is not a Business Day, on the next Business Day (the “Expiration Date”). Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. Furthermore, in the event the Signing Event shall occur by the Signing Deadline Date, each outstanding Warrant shall become void, and all rights and all rights thereunder and all rights in respect thereof under this Agreement shall cease.

(b)            Each Warrant shall be exercisable upon payment of the Exercise Price for each such Share so receivable upon exercise of such Warrant and compliance with the procedures set forth in this Agreement.

(c)            Manner of Exercise.

(i)            Cash Payment. Subject to the provisions of this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Company (i) the Physical Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised on the records of the Company, (ii) an election to purchase (“Election to Purchase”) shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Holder in the form presented on the reverse of the Physical Certificate attached hereto as Exhibit A, and (iii) payment in full of the Exercise Price (to be rounded up to nearest whole cent) for each full Warrant Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares and the issuance of such shares of Common Stock, by tendering in cash, by certified check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.

(ii)            Cashless Exercise. Each Holder shall have the right, in lieu of paying the Exercise Price in cash, to instruct the Company to pay the Exercise Price by reducing the number of Warrant Shares issuable pursuant to the exercise of the Warrants (the “Cashless Exercise”) in accordance with the following formula:

N = P ÷ M

where:

N = the number of Warrant Shares to be subtracted from the aggregate number of Warrant Shares issuable upon exercise of the Warrants;

P = the aggregate price which would otherwise be payable in cash for all of the Warrant Shares for which the Warrants are being exercised at the Exercise Price; and

M = the Market Price of a Warrant Share measured as of the Business Day immediately preceding the day the Company receives an Election to Purchase.

If the Exercise Price exceeds the Market Price at the time of exercise, then no Warrant Shares will be issuable via the Cashless Exercise.

(d)            The number of Warrant Shares to be issued on such exercise will be determined by the Company in accordance with Section 5(c). For the avoidance of doubt, the number of Warrant Shares determined pursuant to the foregoing formula to be subtracted from the aggregate number of Warrant Shares issuable shall, if not a whole number, be rounded up to the nearest whole number.

(e)            Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(f)            As promptly as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price (if payment is pursuant to Section 5(c)(i)), and in any event within three Business Days thereafter, the Company shall issue to the Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full Warrant Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Warrant Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Company, evidencing the balance of the Warrants remaining after such exercise. The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Holder as of the close of business on the date on which the Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant.

(g)            Holders’ Exercise Limitations.

(i)            Limitation on Exercise. No Holder shall have the right to exercise any Warrant, pursuant to Section 5(a) or otherwise, and no such exercise shall be effective, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the Holder (together with the Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the SEC, including any “group” (within the meaning of the Exchange Act) of which the Holder or any such other Person is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), provided that (X) a Holder may waive the application of the limitations in this Section 5(g)(i) to such Holder upon sixty-one (61) calendar days’ prior written notice to the Company by such Holder and (Y) the limitations in this Section 5(g)(i) shall not apply in the event of a Fundamental Transaction (as defined below). For the avoidance of doubt, a Holder shall be permitted to exercise a number of Warrants, at any time, sufficient for the Holder and Attribution Parties to maintain in the aggregate beneficial ownership of Common Stock in an amount equal to or less than the then-applicable Beneficial Ownership Limitation, including if and to the extent that the Company issues additional Common Stock for any reason (including, for the avoidance of doubt, any exercise, exchange or conversion of warrants, options or convertible securities or other securities into Common Stock).

(ii)            Calculation of Limitation. To the extent that the limitation contained in Section 5(g)(i) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder thereof together with any Affiliates and Attribution Parties) shall be in the sole discretion of such Holder. The submission of an Election to Purchase by a Holder shall be deemed to be such Holder’s representation (upon which the Company shall be entitled to rely without any investigation or verification) that either (i) such Holder has waived the application of the limitations in Section 5(g)(i) pursuant to Section 5(g)(i)(X) and such waiver has become effective or (ii) such proposed exercise of the Warrant or Warrants subject to such Election to Purchase is not in excess of the limitation contained in Section 5(g)(i). The Company shall not have any liability to a Holder or any other Person in respect of the Company’s reliance on such Holder’s representation contained (or deemed contained) in an Election to Purchase, any breach of such representation, error in any underlying calculation or understanding of the facts or legal determinations on which it is based, or any other actual or apparent non-compliance by such Holder with the limitation set forth herein. For purposes of this Section 5(g), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding; provided, that¸ in the case of clause (B) and (C), the Holder may rely only on the most recent such announcement or notice. In each case, the number of outstanding shares of Common Stock shall be determined by the Holder after giving effect to the conversion or exercise of securities of the Company, including any Warrant then being exercised, by the Holder or otherwise included in the Holder’s beneficial ownership since the date as of which such number of outstanding shares of Common Stock was reported.

(iii)            Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation” shall be 4.9% of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of any Warrants in respect of which an Election to Purchase has been delivered to the Company.

(iv)            Limitation on Number of Shares of Common Stock Issuable. Notwithstanding anything to the contrary herein, the maximum number of shares of Common Stock issuable pursuant to all Warrants issued pursuant to this Agreement shall not exceed 19.9% of either (a) the total number of outstanding Equity Interests on the date hereof or (b) the total voting power of the Equity Interests outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Company’s Equity Interests, unless and until the Company has obtained any necessary stockholder approval; provided that in the event such stockholder approval is required for issuance of any shares of Common Stock issuable pursuant to the Warrants issued pursuant to this Agreement, the Company shall use reasonable best efforts to obtain such approval as soon as possible.

(h)            Notwithstanding any adjustment pursuant to Section 6 in the number of Warrant Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares. If any fractional Warrant Shares would, except for the provisions of this Section 5(h), be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, pay an amount in cash equal to the fair market value of the Warrant Shares so issuable (as determined in good faith and on a reasonable basis by the Board with the prior written consent of the Holders (such consent not to be unreasonably withheld, conditioned or delayed)), multiplied by such fraction. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. All Warrants held by a Holder shall be aggregated for purposes of determining any such adjustment.

(i)            The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of Warrants; provided, that the Company shall not be required to pay any income or franchise tax incurred in connection with the exercise of the Warrants (whether payable by withholding or otherwise) or any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder of the Warrants underlying such Warrant Shares, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 6.      Adjustment of Number of Shares Purchasable or Number of Warrants. In order to prevent dilution of the rights granted under the Warrants, the number of Warrant Shares issuable upon exercise of Warrants shall be subject to adjustment from time to time as provided in this Section 6 (in each case, after taking into consideration any prior adjustments pursuant to this Section 6); provided, that if more than one subsection of this Section 6 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 6 so as to result in duplication:

(a)            Stock Dividends, Subdivisions and Combinations of Shares. If after the date hereof the number of outstanding shares of Common Stock is increased or decreased by a subdivision, combination or other reclassification of shares of Common Stock or a dividend or share distribution made with respect to the shares of Common Stock or any other securities in the form of shares of Common Stock issued by the Company, in each case payable in shares of Common Stock, then, in the case of such events, the amount of Common Stock issuable for each Warrant shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in the outstanding shares of Common Stock.

(b)            Distributions. If after the date hereof the Company shall make or declare, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company, cash or other property, or engage in a redemption or repurchase of share of Common Stock (for cash, units or other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof) with a similar effect (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company, and other than a dividend or distribution referred to in Section 6(a) (which shall be governed solely by such Section) each such event, a “Dividend”), then, and in each such event, provision shall be made (including setting aside of cash or other property, as applicable) so that the Holder (or any transferee, upon any transfer of the Warrants permitted hereunder) shall become entitled to receive upon exercise of its Warrants, such Dividend, the kind and amount of securities, cash or other property which the Holder would have been entitled to receive had the Warrants been exercised in full for the then applicable Warrant Shares on the date of such Dividend (or, to the extent the Company fixes a record date for such Dividend, on such record date).

(c)            Adjustments for Reorganization, Reclassification, Mergers and Consolidations. In case the Company, after the date hereof, shall merge, consolidate or otherwise engage in a recapitalization, reclassification, reorganization, business combination, consolidation, statutory share exchange, sale of all or substantially all of its assets or similar event (any such transaction, a “Fundamental Transaction”), then proper provision shall be made so that, upon the basis and terms and in the manner provided in this Agreement, the Holders, upon the exercise of the Warrants at any time after the consummation of such Fundamental Transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of the Fundamental Transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount and kind of securities, cash or other property to which such Holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such Holder had exercised the rights represented by the Warrants held by such Holder immediately prior thereto, subject to future adjustments (subsequent to such consummation) pursuant to Sections 6(a) and 6(b) (applied after giving effect to any adjustments necessary to reflect such Fundamental Transaction as the Board determines in good faith are equitable under such circumstances and are in form and substance reasonably satisfactory to the Holder. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 6(c), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 5 instead of giving effect to the provisions contained in this Section 6(c) with respect to this Warrant.

(d)            Notice of Adjustment. Whenever the Warrant Shares issuable shall be adjusted as provided in this Section 6, the Company shall cause a written notice setting forth any such adjustments, and in reasonable detail the method of calculation and the facts upon which such calculation is based to be sent to each Registered Holder appearing on the Warrant Register at its address appearing on the Warrant Register and,

(e)            No Change in Warrant Terms on Adjustment. Irrespective of any adjustments in the number of Warrant Shares (including any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of Warrant Shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of Warrant Shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

(f)            Record Date. For purposes of any adjustment to the number of Warrant Shares in accordance with this Section 6, if the Company fixes a record date (or a record date will otherwise occur) prior to the Expiration Date for the purpose of entitling its holders of Common Stock to (i) receive a dividend or other distribution payable in Common Stock or Options or (ii) subscribe for or purchase Common Stock or Options, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the date of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(g)            Par Value. Notwithstanding anything to the contrary herein, in no event shall the Exercise Price be less than the par value of the Common Stock.

(h)            Certain Events. If any event of the type contemplated by this Section 6 but not expressly provided for by this Section 6 (including the granting of stock appreciation rights, phantom stock rights or other rights or options with equity features) occurs, then the Board and the Holders will jointly determine in good faith an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with this Section 6.

(i)            Treasury Shares. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Section 6.

(j)            Successive Adjustments. Any adjustments made pursuant to this Section 6 will be made successively whenever an event referred to in this Section 6 occurs.

SECTION 7.      Representations, Warranties and Covenants of Holder.

(a)            Each Holder, by its acceptance of the Warrants: (a) represents, warrants and agrees that it (i) is experienced in evaluating and investing in securities, and the Warrants and any Warrant Shares issued upon exercise thereof are being acquired for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act, and such Holder is prepared to bear the economic risk of retaining such Warrants and the Warrant Shares, and (ii) is an “accredited investor” within the meaning of Rule 501 under the Securities Act; (b) acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) have not been registered under the Securities Act or any state securities law, and such Holder may not sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder; and (c) acknowledges, that such Holder has been given the opportunity to ask questions of, and receive answers satisfactory to it from, the Company concerning the business, finances and operations of the Company and (c) has not acquired the Warrants and the Warrant Shares issued upon exercise thereof as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

SECTION 8.      Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees as follows:

(a)            The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Common Stock and (ii) 100,000,000 shares of Class B common stock, par value $0.0001 per share. As of the Effective Date: (A) 12,615,516 shares of Common Stock and 32,770,000 shares of Class B common stock were issued and outstanding, respectively (not including shares held in treasury), and (B) no shares of Common Stock were issued and held by the Company in its treasury and no shares of Class B common stock were held by the Company in its treasury.

(b)            Each Warrant is, and any Warrants issued in substitution for or replacement of any Warrant will, upon issuance, be duly authorized and validly issued. All Warrant Shares shall be duly authorized and, when issued upon such exercise of the Warrants, shall be duly and validly issued, and (if applicable) fully paid and nonassessable, free from any and all taxes, liens, charges, security interests, encumbrances and other restrictions and issued without violation (i) of any preemptive or similar rights of any stockholder of the Company and (ii) by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed at the time of such exercise.

(c)            The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(d)            The Company has all requisite power and authority to enter into, and perform its obligations under, this Agreement and to issue all Warrant Shares required to be issued hereunder.

(e)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(f)            The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, or result in breach of, any agreement, instrument, order, judgment, decree, law or governmental regulation to which it is subject.

(g)            The Company covenants that its issuance of Warrants hereunder shall constitute full authority to its officers who are charged with recording the shares of Common Stock in book entry form to issue and record the Warrant Shares in book entry form upon the valid exercise of Warrants hereunder. The Company shall take all such actions as may be necessary or appropriate to ensure that the Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Warrant Shares are listed or traded.

SECTION 9.      Mutilated or Missing Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 10.      Merger, Consolidation, Etc. Notwithstanding anything contained herein to the contrary, the Company will not effect a Fundamental Transaction unless, prior to the consummation of such transaction, each Person (other than the Company) resulting from such Fundamental Transaction, if applicable, that may be required to deliver any Warrant Shares, cash or property upon the exercise of any Warrant as provided herein shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory in good faith to the Holder, the obligations of the Company under this Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such Warrant Shares, cash or property as may be required pursuant to Section 6 hereof or the certificate or articles of incorporation or other constituent document, and shall provide for adjustments equivalent to the adjustments provided for in Section 6 hereof.

SECTION 11.      Reservation of Shares.

(a)            Reservation of Shares. The Company shall at all times reserve and keep available, free and clear from liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of Warrant Shares from time to time issuable upon the exercise of all Warrants and any other outstanding warrants, options or similar rights, from time to time outstanding.

SECTION 12.      Notification of Certain Events; Corporate Action. In the event of:

(a)            any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of any kind, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

(b)            (i) any capital reorganization of the Company, (ii) any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), (iii) the consolidation or merger of the Company with or into any other Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to another Person, or (v) an exchange offer for Common Stock (or Other Securities); or

(c)            the voluntary or involuntary dissolution, liquidation, or winding up of the Company;

the Company shall cause to be to each Registered Holder a notice, at its address appearing on the Warrant Register, specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of any such dividend, distribution or right, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or right are to be determined, and the amount and character of such dividend, distribution or right, or (y) the date or expected date on which any such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up. Such notice shall be delivered not less than ten (10) calendar days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than sixty (60) calendar days but no more than ninety (90) calendar days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

SECTION 13.      Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby. Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

SECTION 14.      No Rights as Stockholders; Limitations on Liability; Stockholders Agreement.

(a)            Other than as set forth in this Agreement (including in Section 6(b) hereof), prior to the exercise or conversion of any Warrants into Warrant Shares, the Warrants do not entitle the Holder or the owner of any beneficial interest in such Warrants to any rights as a stockholder of the Company, including, without limitation, any rights to vote, to receive dividends or other distributions, to exercise any preemptive right, or to receive notice as stockholders in respect of any meetings of stockholders.

(b)            Nothing in this Warrant will be construed as imposing any obligations or liabilities on the Holder to purchase any securities (other than upon exercise of this Warrant) or as a stockholder of the Company, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

(c)            In connection with the exercise of this Warrant and as a condition to the issuance of Warrant Shares upon such exercise, the Holder shall (if not already a party thereto) execute and deliver to the Company a joinder to the Stockholders Agreement in the form attached as Exhibit A thereto and become a “Stockholder” party thereunder. The Company and the Holder acknowledge that upon delivery of the executed counterparts to such joinder to the Stockholders Agreement (regardless of any amendments, supplements or other modifications to any joinder to the Stockholders Agreement attached thereto), Holder, solely in its capacity as such, shall be entitled, as a Party and a beneficiary, to the rights thereunder solely with regard to their Warrant Shares.

SECTION 15.      Remedies.

(a)            Certain Disputes. If, with respect to the Market Price, if being determined pursuant to the proviso of clause (x) of such definition under Section 5(c)(ii), the Holders of a majority of the outstanding Warrants (on an as exercised basis at the time of such determination) object in writing to such determination and the Board and the Holders of a majority of the outstanding Warrants (on an as exercised basis at the time of such determination) are unable to come to an agreement in good faith within five (5) days after such written objection, such determination will be made by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and the Holders of a majority of the outstanding Warrants (on an as exercised basis at the time of such determination) (the “Valuation Firm”). If such determination is being made under Section 5(c)(ii), in making such determination, the Valuation Firm will assume an orderly sale transaction between a willing buyer and a willing seller and use valuation techniques then prevailing in the securities industry. If such determination is being made under Section 5(c)(ii), it will be made without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and will assume full disclosure of all relevant information and a reasonable period of time for effectuating such sale. The determination of the Valuation Firm will be final and conclusive, and the fees and expenses of the Valuation Firm will be borne by the Company.

(b)            Remedies Cumulative. Except as set forth in Section 14(a), all remedies available under this Warrant, at law, in equity or otherwise will be deemed cumulative and not alternative or exclusive of other remedies, and the exercise by the Company or any Holder of a particular remedy will not preclude the exercise of any other remedy.

SECTION 16.      Notices to Company and Holders. All notices, requests, instructions, or other documents to be given or made by any party to the other shall be in writing (including by facsimile or other electronic means), and shall be deemed to have been duly given or made (a) on the date of delivery if delivered personally, or by electronic mail, upon confirmation of receipt, (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service, , or (c) five Business Days after being deposited in the United States mail. All notices hereunder shall be delivered, if to a Holder, at such Holder’s address set forth Schedule A, or to such other address as such Holder may specify by written notice, and, if to the Company, at the address set forth below:

Redbox Entertainment Inc.
1 Tower Lane, Suite 800

Oakbrook Terrace, IL 60181

Attention: Galen C. Smith

Email: GSmith@redbox.com

With copies to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:         Alexander D. Lynch

Email:              Alex.Lynch@weil.com

SECTION 17.      Amendments and Waivers. This Agreement and the Warrants may be amended or their provisions waived, only by a written instrument duly executed by the Company and each Holder. Upon execution and delivery of any amendment pursuant to this Section 17, such amendment shall be considered a part of this Agreement for all purposes.

SECTION 18.      Termination. This Agreement shall terminate on the Expiration Date or, if later, upon settlement of all Warrants (i) validly exercised prior to the Expiration Date and, (ii) if exercised pursuant to Section 5(c)(i) hereof, for which the Exercise Price was timely paid. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised, or cancelled.

SECTION 19.      Governing Law and Consent to Forum. The validity, interpretation and performance of this Agreement shall be governed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of any Person to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Company.

SECTION 20.      Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

SECTION 21.      Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Registered Holders (who are express third party beneficiaries of this Agreement) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Registered Holders.

SECTION 22.      Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 23.      Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

REDBOX ENTERTAINMENT INC.

By:	/s/ Galen C. Smith
Name:	Galen C. Smith
Title:	Chief Executive Officer

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]
[FACE]

THE WARRANTS AND THE SECURITIES REPRESENTED BY THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL APPLY.

Number

Warrants
THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
REDBOX ENTERTAINMENT INC.
Incorporated Under the Laws of the State of Delaware

Warrant Certificate

This Warrant Certificate certifies that [●], or registered assigns, is the registered holder of [●] warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Redbox Entertainment Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in that certain Warrant Agreement, dated April 16, 2022 (the “Warrant Agreement”), to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Company referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one (1) fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, pay an amount in cash equal to the fair market value of the shares of Common Stock so issuable (as determined in good faith and on a reasonable basis by the Board with the prior written consent of the holder (such consent not to be unreasonably withheld, conditioned or delayed)), multiplied by such fraction. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $0.0001 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

REDBOX ENTERTAINMENT INC.

By:
Name:
Title:

[Form of Warrant Certificate]
[Reverse]

The Warrants evidenced by this certificate (the “Warrant Certificate”) are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of April 16, 2022 (the “Warrant Agreement”), duly executed by the Company and the Holder, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, pay an amount in cash equal to the fair market value of the shares of Common Stock so issuable (as determined in good faith and on a reasonable basis by the Board with the prior written consent of the holder (such consent not to be unreasonably withheld, conditioned or delayed)), multiplied by such fraction. Warrant Certificates, when surrendered at the principal corporate trust office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase
(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Redbox Entertainment Inc. (the “Company”) in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of [●], whose address is [●] and that such shares of Common Stock be delivered to [●] whose address is [●]. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●] and that such Warrant Certificate be delivered to [●], whose address is [●].

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 5(c)(ii) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 5(c)(ii) of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through “cashless exercise” as provided for in the Warrant Agreement (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●] and that such Warrant Certificate be delivered to [●], whose address is [●].

[Signature Page Follows]

Date:

(Signature)

(Address)

(Tax Identification Number)